Exhibit 10.1

STOCKHOLDER SUPPORT AGREEMENT

This Support Agreement (this “Support Agreement”) is being delivered on August 21, 2026 by the person or persons named on the signature pages hereto (collectively, the “Holder”), as the holder of Werewolf Shares (as defined below) of Werewolf Therapeutics, Inc., a Delaware corporation (“Werewolf”), to Ambros Therapeutics, Inc., a Delaware corporation (“Ambros”) and to Werewolf.

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), as amended from time to time, dated as of August 21, 2026, by and among Ambros, Werewolf and Merger Sub. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

As of the date hereof, the Holder is the record (as defined in Rule 12g5-1 promulgated under the Exchange Act) or beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the number of shares of Werewolf Common Stock, Werewolf Options and other securities convertible into, or exercisable or exchangeable for, shares of Werewolf Common Stock, in each case as set forth on Exhibit A hereto (collectively, the “Werewolf Shares”).

As a condition and inducement to Ambros’s and Werewolf’s willingness to enter into the Merger Agreement, the Holder has agreed to enter into this Support Agreement.

1. Agreement to Vote. From the date hereof until the Termination Date (as defined below), the Holder agrees to appear (in person or by proxy) at every meeting of the stockholders of Werewolf (or any class or series of stockholders, as applicable) convened in connection with the matters related to the Merger Agreement, and at every adjournment or postponement thereof, or otherwise cause all Werewolf Shares it beneficially owns and is entitled to vote to be counted as present thereat for purposes of calculating a quorum, and to vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, and shall not enter into any agreement or otherwise give instructions to any person to vote in any manner inconsistent with this Support Agreement, at every such meeting and in connection with any action proposed to be taken by written consent of the stockholders of Werewolf, all Werewolf Shares it beneficially owns and is entitled to vote at such meeting:

(a)

in favor of (i) the adoption and approval of the Merger Agreement and the terms thereof, including the Contemplated Transactions and the other actions contemplated by the Merger Agreement, (ii) the Merger, and (iii) the Werewolf Stockholder Matters and each of the items recommended by the Werewolf Board set forth in the Werewolf Proxy Statement filed in connection with the Werewolf Stockholder Meeting, and (iv) any proposal to adjourn or postpone any meeting of the stockholders of Werewolf to a later date if there are not sufficient votes to approve the Werewolf Stockholder Matters or if there are not sufficient shares present in person or represented by proxy at such meeting to constitute a quorum; and

(b)

against (i) any Acquisition Proposal, Acquisition Transaction, or any other action that would reasonably be expected to interfere with, delay, impede, postpone, discourage or adversely affect the consummation of the Contemplated Transactions, and (ii) against any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of Werewolf in the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”).

From the date hereof until the Termination Date, in the event of (i) a stock split, stock dividend or distribution, or any change in the capital stock of Werewolf by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like or (ii) the acquisition of sole or shared voting power by the Holder of additional shares of capital stock or other equity securities of Werewolf, whether by the exercise of Werewolf Options or otherwise, including, without limitation, by gift or succession, then the term “Werewolf Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, and such Werewolf Shares shall be subject to the terms and conditions of this Support Agreement to the same extent as if they constituted Werewolf Shares as of the date of the execution of this Support Agreement, without the need for any further action by the parties (including, for the avoidance of doubt, with respect to Exhibit A).

2. No Transfer. From the date hereof until the Termination Date, the Holder agrees not to, directly or indirectly, sell, transfer, pledge, encumber (other than liens arising under or imposed by applicable law or pursuant to this Support Agreement, the Merger Agreement or the transactions contemplated hereby or thereby), assign, gift or otherwise dispose of (collectively, a “Transfer”) or enter into any contract, option or other arrangement or understanding with respect to any Transfer of, any of the Werewolf Shares. The Holder further agrees not to (i) deposit (or permit the deposit of) any Werewolf Shares in a voting trust or grant any proxy or power of attorney with respect to any Werewolf Shares (other than the proxy contemplated by Section 11) or (ii) enter into any voting agreement or similar arrangement, commitment or understanding with respect to any Werewolf Shares inconsistent with the Holder’s obligations under this Support Agreement. Any Transfer or purported Transfer of Werewolf Shares in breach or violation of this Support Agreement shall be void and of no force or effect. Notwithstanding the foregoing, the restrictions set forth in this Section 2 shall not apply to: (a) Transfers by gift to members of the Holder’s immediate family or to a trust, the beneficiary of which is a member of the Holder’s immediate family, an affiliate of such Person or to a charitable organization; (b) Transfers by virtue of laws of descent and distribution upon death of the individual; (c) Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement; (d) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the immediate family of the Holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (e) Transfers to a trustor or beneficiary of the trust, to the designated nominee of a beneficiary of such trust or to the estate of a beneficiary of such trust; (f) Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (g) the settlement, exercise, termination or vesting of any Werewolf Options, including in order to (i) pay the exercise price thereof or (ii) satisfy taxes applicable thereto; and (h) Transfers to any Affiliate, equityholder, partner or member of such Holder; provided, however, that (i) no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such Transfer (other than filings made in respect of involuntary Transfers; provided, that reasonable notice shall be provided to Ambros prior to any such filing) and that (ii), to the fullest extent permitted by applicable Law, for any permitted Transfers pursuant clauses (a) to (h) (other than clause (g)), the Werewolf Shares so Transferred shall continue to be subject to the provisions of this Support Agreement and, as a condition precedent to any such Transfer, these permitted transferees must enter into a written agreement, in substantially the form of this Support Agreement, agreeing to be bound by all of the terms and conditions of this Support Agreement and shall have the same rights and benefits under this Support Agreement.

3. Documentation and Information. The Holder shall permit and hereby authorizes Werewolf and Ambros to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Werewolf or Ambros reasonably determines to be necessary in connection with the Merger and any of the Contemplated Transactions, the Holder’s identity and ownership of the Werewolf Shares and the nature of the Holder’s commitments and obligations under this Agreement. Werewolf is an intended third-party beneficiary of this Section 3.

4. Representations and Warranties of the Holder. The Holder hereby represents and warrants to Ambros and Werewolf as follows:

(a) the Holder has full power and authority (or legal capacity, if the Holder is a natural person) to execute and deliver this Support Agreement and to perform the Holder’s obligations hereunder;

(b) this Support Agreement has been duly executed and delivered by the Holder, and, assuming this Support Agreement constitutes a valid and binding obligation of Ambros and Werewolf, constitutes a valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and the Holder understands that each of Ambros and Werewolf is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Support Agreement;

(c) the Holder is the record or beneficial owner of the Werewolf Shares, free and clear of any and all Encumbrances (other than Encumbrances arising under applicable securities Laws or created by this Support Agreement), and does not beneficially own any securities of Werewolf other than the shares of Werewolf Common Stock and rights to purchase or otherwise acquire shares of Werewolf Common Stock set forth in Exhibit A;

(d) the execution and delivery of this Support Agreement by the Holder will not (i) result in a violation or breach of any agreement to which the Holder is a party, (ii) violate any Law or order applicable to the Holder or (iii) if Holder is an entity, violate any constituent or organizational document, except in each case as would not prevent or materially delay the Holder from performing its obligations hereunder;

(e) as of the date of this Support Agreement, there is no proceeding pending or, to the knowledge of the Holder, threatened against the Holder or any of the Holder’s properties or assets (whether tangible or intangible) that would reasonably be expected to prevent or materially impair the ability of the Holder to perform the Holder’s obligations hereunder;

(f) (i) the Holder does not have any agreement, arrangement, or understanding, whether written or oral, formal or informal, with any other holder of Werewolf Common Stock to act together for the purpose of acquiring, holding, voting, or disposing of shares of Werewolf Common Stock, nor does the Holder otherwise act in concert with any other holder of Werewolf Common Stock in connection with the exercise of any rights or powers arising from the ownership of Werewolf Common Stock, (ii) without limiting the generality of the foregoing, the Holder is not a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with any other holder of any equity securities of Werewolf for the purpose of acquiring, holding, voting, or disposing of equity securities of Werewolf and (iii) the Holder has not granted any proxy or power of attorney with respect to any Werewolf Shares that remains in effect, deposited any Werewolf Shares into a voting trust or entered into any voting agreement or similar arrangement, commitment or understanding with respect to the voting of any Werewolf Shares, in each case except as contemplated by this Support Agreement;

(g) the Holder has had the opportunity to review the Merger Agreement, including the provisions relating to the payment and allocation of the consideration to be paid to the stockholders of Werewolf, and this Support Agreement with counsel of the Holder’s own choosing. The Holder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the Contemplated Transactions. The Holder understands that it must rely solely on its advisors and not on any statements or representations made by Ambros or Werewolf, or any of their respective agents or representatives. The Holder understands that the Holder (and not Ambros or Werewolf) shall be responsible for the Holder’s tax liability that may arise as a result of the Merger or the transactions contemplated by the Merger Agreement. The Holder understands and acknowledges that Ambros, Werewolf, and Merger Sub are entering into the Merger Agreement in reliance upon the Holder’s execution, delivery and performance of this Support Agreement; and

(h) the Holder has full voting power with respect to the Werewolf Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Support Agreement, in each case with respect to all of the Werewolf Shares. None of the Werewolf Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Werewolf Shares, in each case except as contemplated by this Support Agreement.

5. No Impact on Directors’ or Officers’ Duties. Notwithstanding any provision of this Support Agreement to the contrary, the parties acknowledge that (a) the Holder is entering into this Support Agreement solely in the Holder’s capacity as a record or beneficial owner of Werewolf Common Stock and not in such Holder’s capacity as a director, officer or employee of Werewolf or in the Holder’s capacity as a trustee or fiduciary of any Werewolf Equity Plans and (b) nothing in this Support Agreement is intended to limit or restrict the Holder, or a designee of the Holder, who is a director or officer of Werewolf from taking any action or inaction or voting in favor in the Holder’s sole discretion on any matter in his or her capacity as a director of Werewolf or in the Holder’s capacity as a trustee or fiduciary of any Werewolf Equity Plans (if applicable), or fulfilling the obligations of such office, and none of such actions in such capacity shall be deemed to constitute a breach of this Support Agreement.

6. No Ownership Interest. Nothing contained in this Support Agreement will be deemed to vest in Ambros any direct or indirect ownership or incidents of ownership of or with respect to the Werewolf Shares. All rights, ownership and economic benefits of and relating to the Werewolf Shares will remain and belong to the Holder, and Ambros will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Werewolf or exercise any power or authority to direct the Holder in the voting of any of the Werewolf Shares, except as otherwise expressly provided herein with respect to the Werewolf Shares and except as otherwise expressly provided in the Merger Agreement.

7. No Solicitation. From the date hereof until the Termination Date, the Holder (solely in his, her or its capacity as a stockholder of Werewolf) shall not, directly or indirectly: (a) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) furnish any non-public information regarding Werewolf to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions (other than to inform any Person of the existence of the provisions in this Section 7) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (d) approve, endorse or recommend any Acquisition Proposal; (e) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; or (f) publicly propose to do any of the foregoing; provided, however, that the foregoing restrictions in this Section 7 shall only apply to the Holder in the Holder’s capacity as a holder of Werewolf Common Stock and not, for the avoidance of doubt, in the Holder’s capacity as a director or officer (if applicable) of Werewolf, whose activities with respect to any Acquisition Proposal or Acquisition Inquiry shall be governed by the Merger Agreement. Notwithstanding anything to the contrary herein, this Section 7 is subject in all respects to Section 5 of this Support Agreement.

8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand or (c) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

a.	if to Ambros, to:

Ambros Therapeutics, Inc.

18575 Jamboree Road, Suite 275-S

Irvine, California 92612

Attn: Legal Department

Email: [***]

with a copy to (which shall not constitute notice):

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: [***]

Email: [***]

b.	if to Werewolf, to:

Werewolf Therapeutics, Inc.

303 Wyman Street, Suite 300

Waltham, MA 02451

Attention: Legal Department

Email: [***]

with a copy to (which shall not constitute notice):

Sidley Austin LLP

60 State Street, 36th Floor

Boston, MA 02109

Attn: [***]

Email: [***]

c.	if to the Holder, at the e-mail address on the signature page hereto.

9. Termination. This Support Agreement shall automatically terminate upon the earliest to occur of (a) such date and time as the Merger Agreement shall have been validly terminated, (b) such date and time as there is any amendment of the Merger Agreement, without the prior written consent of the Holder, that reduces the amount or changes the form of the consideration payable to the holders of Werewolf Common Stock in the Contemplated Transactions in a manner that is adverse to the Holder, (c) such date and time as the Werewolf Board shall have effected a Werewolf Board Adverse Recommendation Change, (d) the Effective Time and (e) such date and time as a written agreement executed by the parties hereto to terminate this Support Agreement is effective (such date, the “Termination Date”). Notwithstanding the foregoing, Section 8 (Notices), this Section 9 and Sections 15 through 25 shall survive any termination of this Support Agreement in accordance with their respective terms, and no termination of this Support Agreement shall relieve any party hereto from any liability for such party’s willful and material breach of this Support Agreement prior to such termination.

10. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Support Agreement and continuing until the Termination Date, in furtherance of this Support Agreement, the Holder hereby authorizes Werewolf or its counsel to notify Werewolf’s transfer agent that there is a stop transfer order with respect to all of the Werewolf Shares (and that this Support Agreement places limits on the voting and transfer of such Werewolf Shares).

11. Irrevocable Proxy. By execution of this Support Agreement, the Holder does hereby appoint Ambros and any of its designees with full power of substitution and resubstitution, as the Holder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the Holder’s rights with respect to the Werewolf Shares, to vote and exercise all voting and related rights, including the right to sign the Holder’s name (solely in its capacity as a stockholder) to any stockholder consent. The Holder intends this proxy to be irrevocable and coupled with an interest hereunder until the Termination Date, hereby revokes (or agrees to cause to be revoked) any proxy previously granted by the Holder with respect to the Werewolf Shares and represents that none of such previously-granted proxies are irrevocable. The Holder hereby affirms that the proxy set forth in this Section 11 is given in connection with, and granted in consideration of, and as an inducement to Ambros, Werewolf, and Merger Sub to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Holder under Section 1. The irrevocable proxy and power of attorney granted herein shall survive the death or incapacity of the Holder and the obligations of the Holder shall be binding on the Holder’s heirs, personal representatives, successors, transferees and assigns. The Holder hereby agrees not to grant any subsequent powers of attorney or proxies with respect to any Werewolf Shares with respect to the matters set forth in Section 1 until after the Termination Date. With respect to any Werewolf Shares that are owned beneficially by the Holder but are not held of record by the Holder (other than shares beneficially owned by the Holder that are held in the name of a bank, broker or nominee), the Holder shall take all action necessary to cause the record holder of such Werewolf Shares to grant the irrevocable proxy and take all other actions provided for in this Section 11 with respect to such Werewolf Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Termination Date.

12. No Legal Actions. The Holder will not in its capacity as a stockholder of Werewolf bring, commence, institute, maintain, prosecute or voluntarily aid any Legal Proceeding which (i) challenges the validity or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Holder, either alone or together with the other voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement and the Contemplated Transactions by the Werewolf Board, constitutes a breach of any fiduciary duty of the Werewolf Board or any member thereof.

13. Entire Agreement. This Support Agreement constitutes the entire agreement, and supersedes all prior agreements and understanding, both written and oral, among the parties hereto with respect to the subject matter hereof and is fully binding on the parties hereto.

14. Counterparts. This Support Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Any such counterpart, to the extent delivered by DocuSign or AdobeSign, fax or ..pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

15. Assignment. Neither this Support Agreement nor any of the rights, interests or obligations under this Support Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Ambros may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve Ambros of any of its obligations hereunder. Any purported assignment without such consent shall be void. Subject to the preceding sentences, the terms of this Support Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

16. Amendment; Waiver. This Support Agreement may not be amended or modified except in writing signed by each of the parties hereto. Any provision of this Support Agreement may be waived if such waiver is in writing and is signed by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

17. Severability. Any term or provision of this Support Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Support Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Support Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Support Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

18. Confidentiality. Except to the extent required by applicable Law, the Holder shall hold any non-public information regarding this Support Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until Ambros has publicly disclosed its entry into the Merger Agreement and this Support Agreement; provided, however, that the Holder may disclose such information (a) to its attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, stockholder, parent or subsidiary of the Holder, provided in each case that the Stockholder informs the Person receiving the information that such information is confidential and such Person agrees in writing to abide by the terms of this Section 18. Neither Holder nor any of its Affiliates (other than Werewolf, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of Werewolf and Ambros, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with Werewolf and Ambros to the extent practicable. Werewolf is an intended third-party beneficiary of this Section 18.

19. Governing Law; Jurisdiction; Waiver of Jury Trial. This Support Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Support Agreement or any of the Contemplated Transactions, each of the parties: irrevocably and unconditionally (a) consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this paragraph, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 8 of this Agreement and (f) irrevocably and unconditionally waives the right to trial by jury.

20. Specific Performance. Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Support Agreement, the other party or parties hereto will not have an adequate remedy at law for money damages in the event that this Support Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

21. Expenses. All fees, costs and expenses incurred in connection with this Support Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such fees, costs and expenses.

22. Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Support Agreement.

23. Construction.

For purposes of this Support Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Support Agreement.

As used in this Support Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

Except as otherwise indicated, all references in this Support Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Support Agreement and Exhibits to this Support Agreement, respectively.

The headings contained in this Support Agreement are for convenience of reference only, shall not be deemed to be a part of this Support Agreement and shall not be referred to in connection with the construction or interpretation of this Support Agreement.

24. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Support Agreement, this Support Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto and (b) this Support Agreement is executed by all parties hereto.

25. Non-Recourse. This Support Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Support Agreement, or the negotiation, execution or performance of this Support Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any director, officer, employee, incorporator, manager, member, direct or indirect general or limited partner, direct or indirect stockholder, direct or indirect equityholder, direct or indirect controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing, shall have any liability to the Holder, Ambros or Werewolf for any obligations or liabilities of any party under this Support Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.

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The parties hereto have executed this Support Agreement as of the date first set forth above.

HOLDER:

By:
Name:
Title:
E-mail:

[Signature Page to Support Agreement]

Agreed to and Acknowledged as of the date first set forth above:

AMBROS:

AMBROS THERAPEUTICS, INC.

By:
Name:
Title:

WEREWOLF:

WEREWOLF THERAPEUTICS, INC.

By:
Name:
Title:

Exhibit A

Werewolf Shares

Holder	Werewolf Common Stock	Werewolf Options